UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
November 3, 2015

URBAN EDGE PROPERTIES
(Exact name of Registrant as specified in its charter)

Maryland	No. 001-36523	47-6311266
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 Seventh Avenue
New York, NY 10019
(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number including area code: (212) 956-2556

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2015 Outperformance Plan
On November 3, 2015, the compensation committee (the “Compensation Committee”) of the board of trustees of Urban Edge Properties (the “Company”) approved the Company’s 2015 Outperformance Plan (the “2015 Outperformance Plan”), a multi-year performance-based equity compensation program. The purpose of the 2015 Outperformance Plan is to further align the interests of the Company’s shareholders with that of management by encouraging the Company’s senior officers to create shareholder value in a “pay for performance” structure.
Under the 2015 Outperformance Plan, participants may earn awards in the form of LTIP Units based on the Company’s total return to shareholders (“TRS”) over a three-year performance measurement period beginning on November 6, 2015 and continuing through November 5, 2018, on both an absolute basis and relative basis. 33⅓% of the award is earned if the Company outperforms a predetermined absolute TRS and 66⅔% is earned if the Company outperforms a predetermined relative TRS. Specifically, participants begin to earn awards under the 2015 Outperformance Plan if the Company’s TRS for the performance measurement period equals or exceeds 21% on an absolute basis and equals or exceeds the 50th percentile of a select peer group of retail REITs (the “Peer Group Companies”) on a relative basis, and awards will be fully earned if the Company’s TRS for the performance measurement period equals or exceeds 50% on an absolute basis and equals or exceeds the 75th percentile of the Peer Group Companies on a relative basis. Participants will not earn any awards under the 2015 Outperformance Plan if the Company’s TRS during the performance measurement period does not meet these minimum thresholds. The number of LTIP Units that are earned if performance is above the minimum thresholds, but below the maximum thresholds, will be determined based on linear interpolation between the percentages earned at the minimum and maximum thresholds. During the performance measurement period, participants will receive only one-tenth of the dividends otherwise payable to the Company’s shareholders with respect to their LTIP Units and the remaining dividends on their LTIP Units will accrue during the performance measurement period and will be paid to participants only if the LTIP Units are ultimately earned based on the achievement of the designated performance objectives.
If the designated performance objectives are achieved, awards earned under the 2015 Outperformance Plan will also be subject to vesting based on continued employment with the Company through November 5, 2020, with 50% of each award vesting on the date the Compensation Committee determines the awards earned under the 2015 Outperformance Plan following the conclusion of the performance period, and 25% vesting on each of November 5, 2019 and November 5, 2020.
All determinations, interpretations and assumptions relating to the vesting and calculation of the performance awards will be made by the Compensation Committee.
In connection with the approval of the 2015 Outperformance Plan, the Compensation Committee also approved the Form of Performance LTIP Unit Agreement (the “Form of Award”), which is attached as Exhibit 10.1 and incorporated herein by reference. The summary of the 2015 Outperformance Plan set forth above is qualified in its entirety by reference to the Form of Award.
Item 9.01 Exhibits

(d) Exhibits:
10.1 - Form of Performance LTIP Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URBAN EDGE PROPERTIES
(Registrant)

Date: November 5, 2015	By:	/s/ Mark Langer
Mark Langer, Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Document

10.1	Form of Performance LTIP Unit Agreement